Exhibit 10.15






                              COMMSCOPE, INC.
                              ---------------

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   --------------------------------------




                          AS AMENDED AND RESTATED
                        EFFECTIVE FEBRUARY 15, 2001

                                 ARTICLE I
                                 ---------

                                INTRODUCTION
                                ------------

1.1.    Effective Date. The effective date of the Plan is June 8,
1990, and as amended and restated herein, January 1, 2001.

1.2. Purpose. The purpose of the Plan is to provide supplemental retirement benefits for a select group of management and/or highly compensated employees of CommScope, Inc. and its Subsidiaries. The Plan is an unfunded arrangement that is not intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, nor be generally subject to the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3. Legal Effect. The terms and conditions of the Plan as restated herein shall amend and supersede, prospectively and in its entirety, the terms and conditions of the CommScope, Inc. of North Carolina Supplemental Executive Retirement Plan, originally adopted June 8, 1990 (the "Prior Plan"), except as expressly stated herein; provided, however, that the provisions of the Prior Plan shall continue to govern the benefits and rights of (i) all Participants who were retired under the terms of the Prior Plan as of December 31, 2000, and, (ii) any other non-retired Participant who was both actively employed and covered under the terms of the Prior Plan as of December 31, 2000, who elects not to be covered under the Plan as set forth herein in lieu of coverage under the Prior Plan. For the avoidance of doubt, as of and following January 1, 2001, no Participant may participate in both the Prior Plan and this Plan.

1.4. Administration. The Plan shall be administered by the Board or a Committee appointed by the Board.

                                 ARTICLE II
                                 ----------

                                DEFINITIONS
                                -----------

2.1 Administrator shall mean the Board, or the Committee appointed by the Board, responsible for the overall operation and administration of the Plan.

2.2 Annual Compensation shall mean the Compensation paid to a Participant by the Company for the Plan Year.

2.3 Annual Compensation Cap shall mean the lesser of (i) the Participant's Annual Compensation up to the limitation amount set forth under Section 401(a)(17) of the Code as applicable to the Plan Year, and
(ii) such Participant's Annual Compensation up to the specific amounts as set forth in Appendix A of the Plan herein.

2.4 Beneficial Owner, Beneficially Owned and Beneficially Owning shall have the meanings applicable under Rule 13d-3 promulgated under the 1934 Act.

2.5 Beneficiary shall mean the person or persons designated by the Participant to receive a distribution of Plan benefits upon the death of such Participant.

2.5.    Board shall mean the Board of Directors of the Company.

2.6. Cause shall mean a Participant's commission of fraud, embezzlement, gross misconduct, or other felonies against the Company.

2.7.    Change of Control means, any of the following:

             (i) the acquisition by any person (a "Person") (within the meaning of Sections 13(d) and 14(d) of the Securities Act of 1934, as amended (the "1934 Act")) of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such
        Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

             (ii) the individuals who, as of January 1, 2001, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             (iii) approval by stockholders of the Company of:

                   (A) a merger, consolidation or reorganization involving
             the Company (a "Business Combination"), unless

                       (1) the stockholders of the Company, immediately
                   before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                       (2) the individuals who were members of the
                   Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                       (3) no Person (other than the Company or any
                   Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1),
                   (2) and (3) of this subparagraph (A) shall be referred to as a "Non-Control Transaction");

                   (B) a complete liquidation or dissolution of the
             Company; or

                   (C) the sale or other disposition of all or
             substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.6. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7. Committee shall mean a committee created by the Board to determine compensation matters involving officers and directors. Any function exercisable by such Committee may also be exercised by the Board if no such Committee is ever created or is created and subsequently disbanded. Members of the Committee may be Board members or other officers of the Company as designated by the Board.

2.8. Company shall mean CommScope, Inc., and any successor corporation or other legal entity thereto.

2.9. Compensation in respect of any Plan Year shall mean the cash salary and wages paid to the Participant by the Company, including annual bonuses and commissions earned and accrued in respect of such Plan Year (whether or not actually paid in that Plan Year), but excluding payments associated with any other employee benefit plan, profit sharing plan, long term incentive or stock and stock option programs provided by the Company. Compensation shall also include any salary reduction contributions made by the Company under another Company sponsored employee benefit plan that satisfies the requirements of Section 125 or Section 401(k) of the Code.

2.10. Early Retirement Date shall mean, unless determined otherwise by the Plan Administrator on a case-by-case basis, the first day of the calendar month coincident with or next following the later of the Participant's 55th birthday and the completion of 10 years of Service with the Company.

2.11. Earnings shall mean the notional investment amounts periodically credited to each Participant's Special Account or Regular Account.

2.12. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.13. Normal Retirement Date shall mean the first day of the calendar month coincident with or next following the Participant's 65th birthday.

2.14. Participant shall mean any individual actively employed by the Company or Subsidiary who is a member of a select group of management and/or highly compensated employees and who is designated a Participant by the Board or the Committee.

2.15. Plan shall mean the CommScope, Inc. Supplemental Executive Retirement Plan as Amended and Restated Effective January 1, 2001, as amended from time to time.

2.16.   Plan Year shall mean the calendar year.

2.17. Prior Plan shall mean the plan and plan provisions of the CommScope, Inc. of North Carolina Supplemental Executive Retirement Plan as in effect as of December 31, 2000 and prior to the amendment and restatement of such Plan effective January 1, 2001.

2.18. Regular Account shall mean the individual account established for each employee who first becomes a Participant in the Plan on or after January 1, 2001, or any other actively employed Participant under the Prior Plan as of December 31, 2000 who elects to be covered under the terms of this Plan, to which the Company credits an annual Company contribution and Earnings as provided in Article IV herein.

2.19. Service shall mean the period of full time employment of a Participant with (i) the Company, (ii) a prior parent corporation and/or a prior Subsidiary, or (iii) a Subsidiary or parent corporation. Notwithstanding the above, at the complete discretion of the Board or Committee, Service for purposes of determining any Participant's Special Account may include all or any part of a Participant's continuous full time employment with the company with whom such Participant was employed immediately prior to becoming employed by the Company or Subsidiary.

2.20. Special Account shall mean the initial individual account established for each employee who first becomes a Participant in the Plan on or after the January 1, 2001, or any other actively employed Participant under the Prior Plan as of December 31, 2000 who elects to be covered under the terms of this Plan, to which the Company credits a single lump sum amount and Earnings thereafter as provided in Article IV herein.

2.21. Subsidiary shall mean any corporation or other legal entity (whether or not incorporated), in which the Company directly or indirectly owns either (A) Voting Securities possessing at least 50% of the Voting Power of such entity, or (B) if such entity does not issue Voting
Securities, at least 50% of the ownership interests in such entity.

2.22. Supplemental Retirement Account Balance shall mean the total of the Participant's Regular Account and Special Account, including Earnings thereon, as of any date.

2.23.   Survivor's Benefit shall mean the Supplemental Retirement
Account Balance payable to the Participant's Beneficiary in accordance with
Article V herein.

2.24. Termination of Service shall mean the termination of a Participant's active Service with the Company or any Subsidiary, division or unit whether by voluntary or involuntary separation, retirement, death, or disability.

2.25. Voting Power shall mean the combined voting power of the then outstanding Voting Securities.

2.26. Voting Securities shall mean, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company.

                                ARTICLE III
                                -----------

          DESIGNATION OF PARTICIPANTS AND ELIGIBILITY FOR BENEFITS
          --------------------------------------------------------

3.1. Designation of Participants. An actively employed Participant under the Prior Plan as of December 31, 2000 who elects to be covered under the terms of this Plan shall automatically become a Participant in this Plan. Any other employee shall become a Participant in this Plan when the Board or the Committee has (i) approved his selection to become a Participant in the Plan, (ii) determined the amount of any Special Account to be credited to the employee, and (iii) notified the employee, in writing, that he is a Participant in the Plan. Such notice shall be given to a Participant by the Company with the concurrence of the Board or the Committee and shall be accompanied by such information as shall be deemed appropriate to describe the provisions of the Plan and the benefits thereunder.

3.2. Eligibility for Benefits. Benefits shall be payable in respect of a Participant if:


        (a) the Participant's Termination of Service occurs on or after his Normal Retirement Date.

        (b) the Participant's Termination of Service occurs on or after his Early Retirement Date.

        (c) the Participant's Termination of Service occurs as a result of (i) his death while in active Service before his Early Retirement Date or Normal Retirement Date and he is survived by his Beneficiary, or
(ii) his disability as described in section 5.5 herein.

        (d) the Participant's involuntary Termination of Service by the Company for reasons other than for Cause.

Except as provided in (c) or (d) above, in section 3.5 below, or upon a complete termination of the Plan in accordance with section 8.1 below, no benefits shall be payable hereunder with respect to any Participant whose Termination of Service occurs prior to the earlier of his Early Retirement Date or his Normal Retirement Date.

3.3. Continued Employment after Normal Retirement Date. In the event a Participant remains an active employee of the Company or any Subsidiary, division or unit after his Normal Retirement Date, his right to benefits under this Plan shall be fully vested, but no benefits shall be payable to the Participant until the first day of the calendar month following his Termination of Service for any reason. In addition, any such Participant who remains an active employee of the Company or any Subsidiary, division or unit after his Normal Retirement Date, shall continue to be eligible to receive (i) annual contributions to his Regular Account in accordance with Article 4.3 and (ii) Earnings on his Special Account and Regular Account in accordance with Article 4.5 hereof.

3.4. Continued Eligibility for Benefits. Notwithstanding the above, the Participant's rights to receive, or continue to receive, his Supplemental Executive Retirement Plan Account Balance as defined in section 4.1 of this Plan, shall be contingent on his

        (a) rendering reasonable business consulting and advisory services after a Termination of Service as the Company may reasonably request from time to time; provided:

             (i) It is understood that such services shall not require the Participant to be active in the day-to-day activities of the Company, and that the Participant shall perform such services as an independent contractor.

             (ii) It is further understood that the Participant shall be reasonably compensated for such services in an amount to be then agreed upon, and he shall be reimbursed for all expenses incurred in performing such services.

        (b) not performing services similar to the services performed by the Participant for the Company or any affiliate of the Company, in any capacity, for any business enterprise which competes in a substantial degree with the Company, nor engaging in any activity, including the solicitation of the Company's employees, that involves substantial competition with the Company, without the prior written consent of the Company, during the greater of (i) the period during which the Participant is entitled to payments hereunder, and (ii) two (2) years immediately following the Participant's Termination of Service.

3.5.    Special Provision Upon Change in Control. In the event of a
Change of Control, other provisions of this Article III notwithstanding, each Participant employed by the Company immediately prior to such Change of Control shall be eligible to receive the full value of his Supplemental Retirement Account Balance in the form of a single lump sum as soon as practicable following his Termination of Service for any reason other than by the Company for Cause within the two (2) years after the date of such Change of Control, and the requirements set forth in Articles 3.2 and 3.4 shall not be applicable.

                                 ARTICLE IV
                                 ----------

                      SUPPLEMENTAL RETIREMENT BENEFITS
                      --------------------------------

4.1. Supplemental Retirement Account Balance. All benefits under this Plan shall be provided to each Participant from such Participant's Supplemental Retirement Account Balance as established, maintained, and distributed by the Company in accordance with the terms of the Plan. Each Participant's Supplemental Account Balance shall be equal to the sum of such Participant's Special Account and Regular Account including Earnings thereon, as described herein.

4.2. Special Account. The Company shall establish for each
Participant in the Plan an individual Special Account. The Special Account for each actively employed Participant under the Prior Plan as of December 31, 2000, who elects to be covered under the terms of this Plan, shall be the lump sum actuarial equivalent of the retirement benefit accrued by such Participant under the terms of that Prior Plan as of December 31, 2000. Such Special Account shall be credited with Earnings beginning January 1, 2001, and accumulated balances thereunder shall continue to be credited with Earnings until completely distributed to the Participant, or his Beneficiary, if applicable.

The Special Account for each other Participant who was not a Participant in the Prior Plan shall, unless the Board or the Committee determines in its sole discretion with respect to any Participant to increase the amount of such Special Account, be equal to the product of 5% of such Participant's Annual Compensation as earned over the Plan Year immediately preceding the Plan Year in which the employee first becomes a Participant, multiplied by the number of whole and fractional years of Service completed by the Participant while employed by the Company in a salary grade 17 or higher, as rendered prior to the January 1 of the Plan Year in which the employee first becomes a Participant. Such Special Account shall be credited with Earnings beginning with the Plan Year in which the Special Account is first established, and accumulated balances thereunder shall continue to be credited with Earnings until completely distributed to the Participant, or his Beneficiary, if applicable.

4.3.    Regular Account. The Company shall establish for each
Participant in the Plan an individual Regular Account to which the Company shall credit an annual contribution beginning December 31, 2001 and each subsequent December 31, thereafter, to each Participant who as of such December 31, is both a Participant in this Plan and is actively employed by the Company or a Subsidiary. The annual contribution credited to the Regular Account of any Participant who is in a salary grade above grade 17 as of December 31 of the Plan Year for which the contribution is determined, shall, unless the Board or the Committee determines in its discretion with respect to any Plan Year to increase the amount of such contribution, be equal to 5% of such Participant's Annual Compensation up to such Participant's Annual Compensation Cap, plus 15% of such Participant's Annual Compensation in excess of such Participant's Annual Compensation Cap as applicable to the Plan Year.

The annual contribution credited to the Regular Account of any Participant who is in a salary grade 17, or below, as of December 31 of the Plan Year for which the contribution is determined, shall, unless the Board or the Committee determines in its discretion with respect to any Plan Year to increase the amount of such contribution, be equal to 5% of such Participant's Annual Compensation up to such Participant's Annual Compensation Cap, plus 10% of such Participant's Annual Compensation in excess of such Participant's Annual Compensation Cap as applicable to the Plan Year. Contributions credited to the Regular Account shall be credited with Earnings beginning with the Plan Year immediately following its determination, and accumulated balances thereunder shall continue to be credited with Earnings until completely distributed to the Participant, or his Beneficiary, if applicable.

In addition, the Board or the Committee may at its discretion credit to a Participant's Regular Account, at any time or from time to time, a special lump sum contribution. Such special lump sum contributions to a Participant's Regular Account shall be credited with Earnings beginning with the Plan Year in which the contribution is determined, and accumulated balances thereunder shall continue to be credited with Earnings until completely distributed to the Participant, or his Beneficiary, if applicable.

4.4. Determination of Regular Account Credit in Year of Termination of Service. If a Participant first experiences a Termination of Service other than as of December 31 of a Plan Year and qualifies for benefits under Article III of this Plan, he shall be eligible for a partial contribution credit to his Regular Account. The partial credit shall be determined as of the date of his Termination of Service by first computing the annualized value of the Participant's Compensation and Annual Compensation Cap, then multiplying such amounts by the applicable contribution percentage factors set forth in section 4.3 above, and then multiplying the resulting amount by a prorated factor equal to the number of completed months of Service as of the Termination of Service date divided by 12.

For purposes of this section 4.4, the portion of the Participant's Annual Compensation considered attributable to his bonus or commission shall be his target bonus or commission (deemed achieved at a 100% level of performance, if applicable) as in effect as for the year during which the Termination of Service occurs. If it is subsequently determined that his actual bonus or commission attributable to the year of his Termination of Service is other than such target bonus or commission amount, then the Administrator may recalculate the partial contribution credit to his Regular Account to reflect such difference and may adjust the remaining balance of the Participant's Supplemental Executive Retirement Plan Account Balance accordingly. Such recalculations and adjustments shall be completed as soon as practicable following the determination of the actual bonus or commission amounts payable, and any resulting adjustments shall be credited with Earnings as set forth herein.

4.5. Determination and Crediting of Earnings. The Earnings credited to each Participant's Special Account and Regular Account for each Plan Year shall be determined by the Administrator prior to the beginning of such Plan Year and shall be communicated to each Participant. For the Plan Year beginning January 1, 2001, and for each subsequent Plan Year thereafter until changed by the Administrator, the Earnings credited to each Participant's Special Account and Regular Account shall be at a rate of seven percent (7%) per annum. Earnings shall be credited to each Participant's Special Account or Regular Account from time to time during each Plan Year in which the Participant retains an undistributed amount in his Supplemental Retirement Account Balance.

4.6. Computation of Actuarial Equivalents. To the extent that actuarial calculations under this Plan are required pursuant to the development of the Special Accounts set forth in section 4.2 above, actuarial equivalents shall be determined on the basis of mortality tables and interest factors that are reasonable. Such tables and factors shall be developed with the assistance of an independent actuary selected by the Plan Administrator.


                                 ARTICLE V
                                 ---------

                            PAYMENT OF BENEFITS
                            -------------------

5.1. Commencement of Benefit Payments. The payment of benefits to a Participant who becomes eligible for payments due to a Termination of Service described in Article III of the Plan shall commence on the January 31st or July 31st next following such Participant's Termination of Service. All subsequent payments shall be made as of the yearly anniversary date of the first payment and on each subsequent yearly anniversary date until such time as the Participant's Supplemental Retirement Account Balance has been completely distributed.

5.2. Form of Benefit Payments. (a) The Participant may elect to have his Supplemental Retirement Account Balance distributed to him in annual installments covering a period of 5, 10 or 15 years. At least twelve
(12) months prior to the date that the first installment is scheduled to be made, the Participant shall elect his installment period on forms provided by the Administrator. In the absence of a timely election, the distribution shall be in annual installments over a 5 year period. Except as indicated herein, once the first installment has been made, no further changes in the duration of the installment period will be permitted.

             (b) Notwithstanding the above, a Participant who is eligible for an initial distribution, or has commenced his distribution but has not received all applicable payments, may request that the Administrator distribute to him in a single lump sum, his remaining Supplemental Retirement Account Balance. Upon the approval of the Administrator, such distribution requested pursuant to this Article 5.2(b) shall be made in a single lump sum, provided that the lesser of $50,000, or ten percent (10%) of the amount remaining in the Supplemental Retirement Account Balance as of the date of such distribution shall be forfeited prior to the payment of the remainder to the Participant. Any such lump sum payments shall be made as soon as practicable following the approval of such distribution by the Administrator without regard to the provisions of section 5.1 herein.

5.3. Payment of Survivor's Benefit. In the event of the Participant's death prior to the complete distribution of his Supplemental Retirement Account Balance, distribution of any remaining amounts shall be made to the Participant's Beneficiary in a single lump sum as soon as practicable following the death of the Participant and the determination of the Beneficiary. If no Beneficiary designation is in effect at the time of the Participant's death, or if the Beneficiary is missing or has predeceased the Participant, the Survivor's Benefit shall be made to the personal representative of the Participant's estate in accordance with applicable state law.

5.4. Designation of Beneficiary. Immediately upon becoming a Participant, each Participant shall designate in writing the Beneficiary who shall receive the Survivor's Benefit upon his death. The Participant may change his Beneficiary from time to time, at his discretion, by notifying the Administrator in writing.

5.5. Payments in the Event of Disability. In the event that a Participant has a physical or mental disability which renders him totally and permanently incapable of performing his duties for the Company on a substantially full-time basis, he shall be entitled to his Supplemental Retirement Account Balance. The payment of the Supplemental Retirement Account Balance shall be made in a single lump sum as soon as practicable following the determination of the Participant's total and permanent disability. Such determination of disability shall be made by the Administrator based on medical evidence deemed acceptable by the Administrator. Such evidence may include the Participant's qualification for disability payments under Social Security, and/or payments under a Company sponsored long term disability insurance program.

5.6.    Valuation of Benefit Payments. All distributions under this
Plan shall be based upon the amount credited to the Participant's Supplemental Retirement Account Balance as determined as of the business day immediately preceding the date of distribution. In the event that the benefit payments are in the form of annual installments, each installment shall be determined by dividing the amount of the Supplemental Retirement Account Balance, determined as of the business day immediately preceding the date of such installment, by the remaining number of installments, including the current installment, to be paid.

5.7     Investment to Facilitate Payment of Benefits. Although the
Company is not obligated to invest any specific asset or fund, or purchase any insurance contract in order to provide a means for the payment of any liabilities under this Plan, the Company may elect to do so at any time, but without any obligation to continue such investment or other payment vehicles for any particular period of time.

                                 ARTICLE VI
                                 ----------

                     FUNDING AND PARTICIPANT'S INTEREST
                     ----------------------------------

6.1 Supplemental Executive Retirement Plan Unfunded. The Plan shall at all times be considered entirely unfunded for both federal and state income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no trust shall be created by or for the Plan. The crediting to each Participant's Special Account or Regular Account, as the case may be, shall be made through recordkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent the Company from establishing one or more grantor trusts from which benefits due under this Plan may be paid in certain instances. All distributions shall be paid by the Company from its general assets and a Participant (or his or her beneficiary) shall have the rights of a general unsecured creditor against the Company for any distributions due hereunder. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

6.2 Participant's Interest in Plan. A Participant has an interest only in the total value of the amount credited to his accounts.

                                ARTICLE VII
                                -----------

                     ADMINISTRATION AND INTERPRETATION
                     ---------------------------------


7.1 Administration. The Administrator shall be in charge of the overall operation and administration of this Plan. The Administrator to the extent appropriate and in addition to the powers described elsewhere in this Plan, has full discretionary authority to construe and interpret the terms and provisions of the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Company; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

7.2 Interpretation. The Administrator may take action, correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Company's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of, or in connection with, the Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, and all Participants and Beneficiaries and their respective heirs, executors, administrator, successors and assigns. The Administrator's determinations hereunder need not be uniform, and may be made selectively among eligible employees whether or not they are similarly situated.

7.3 Records and Reports. The Administrator and its designees shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available.

7.4 Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorney's fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided that:

        (a) The Participant or the Participant's Claimant shall repay the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a final judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided further, that

        (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years, (three (3) years in the event of a Change of Control) after the occurrence of the event giving rise to such claim or dispute.

7.5 Indemnification for Liability. The Company shall indemnify the Administrator and the employees of the Company to whom the Administrator delegates duties under this Plan against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

7.6 Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, the claimant will receive written notification from the Company within ninety (90) days following receipt of such claim by the Administrator. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.

7.7 Review Procedure. Within ninety (90) days after the claim is denied, a claimant (or his duly authorized representative) may file a written request with the Administrator for a review of his denied claim. The claimant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the claimant of the final decision in writing within forty-five (45) days following receipt of such written request by the Administrator. In this response, the Administrator will explain the reason for the decision, with specific references to pertinent Plan provisions on which the decision was based.

7.8 Legal Claims. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII. No such legal action may be commenced more than two (2) years after the date of the Administrator's final review decision, described in Section 7.7 above.

7.9. Participant and Beneficiary Information. Each Participant shall keep the Administrator informed of his current address and the current address of his designated Beneficiary or Beneficiaries. The Administrator shall not be obligated to search for any person. If such person is not located within two (2) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his Beneficiary had died at the end of such two (2) year period.

                                ARTICLE VIII
                                ------------

                         AMENDMENT AND TERMINATION
                         -------------------------

8.1 Amendment and Termination. The Company shall have the right, at any time, to amend or terminate the Plan in whole or in part provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to a payment under the Plan on the basis of contributions and Earnings to the Participant's Regular Account and/or Special Account. The Company, upon review of the effectiveness of the Plan, may at any time recommend amendments to, or termination of, the Plan to the Administrator. The Company reserves the right, in its sole discretion, to discontinue, or completely terminate, the Plan at any time. If the Plan is discontinued with respect to future credits to the Participant's Regular Account, the Participant's Supplemental Retirement Account Balance shall be distributed in accordance with the provisions of Article V, unless the Company designates that distributions shall be made on an earlier date. If the Company designates such earlier date, each Participant shall receive distribution of his entire Supplemental Retirement Account Balance as specified by the Administrator for such event. If the Plan is completely terminated by the Company, each Participant shall receive distribution of his entire Supplemental Retirement Account Balance in one lump sum cash payment as of the date of the Plan termination as designated by the Administrator.

                                 ARTICLE IX
                                 ----------

                          MISCELLANEOUS PROVISIONS
                          ------------------------

9.1 Right of the Company to Take Employment Actions. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between the Company and any Participant, nor to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Participant the right to be retained in the employee of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it be deemed to give to the Company the right to require the Participant to remain in its employ, nor shall it interfere with the Participant's right to terminate his or her employment at any time. Nothing in this Plan shall prevent the Company from amending, modifying, or terminating any other benefit plan.

9.2 Alienation or Assignment of Benefits. A Participant's rights and interest under the Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under this Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary. Notwithstanding the preceding, the Administrator may direct distributions pursuant to the Plan to an alternate payee pursuant to a Qualified Domestic Relations Order
(QDRO), as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, prior to any distribution date described in the Plan.

9.3 Right to Withhold. To the extent required by law in effect at the time a distribution is made from the Plan, the Company or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

9.4 Construction. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of North Carolina, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

9.5 Headings. The headings of the Articles and Sections of this Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

9.6 Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

9.7 Severability. If any provision of the Plan is invalid, in whole or in part, such provision shall to that extent be severable and shall not affect the remainder of such provision or any other provision of the Plan.

                                 APPENDIX A


        -----------------------------------------------------------------------
                            Projected Pay Cap at 3.00%
        -----------------------------------------------------------------------

                        Year                          Pay Cap
        -----------------------------------------------------------------------
                        2001                          170,000
                        2002                          180,000
                        2003                          180,000
                        2004                          190,000
                        2005                          190,000
                        2006                          200,000
                        2007                          210,000
                        2008                          210,000
                        2009                          220,000
                        2010                          230,000
        -----------------------------------------------------------------------